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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                                     AVIRON

                                       TO

                               APPLE MERGER CORP.

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                                MEDIMMUNE, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
 TIME, ON JANUARY 9, 2002, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
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This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.001 per share (together with the associated shares purchase rights, the "Aviron Shares"), of Aviron, a Delaware corporation ("Aviron"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Exchange Agent") prior to the Expiration Date (as defined in the Preliminary Prospectus dated December 10, 2001 (the "Preliminary Prospectus")). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer--Procedure for Tendering" in the Preliminary Prospectus.

                      The Exchange Agent for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                 59 MAIDEN LANE

                               NEW YORK, NY 10038

                           TELEPHONE: (800) 937-5449

                                       OR

                                 (718) 921-8200

                           FACSIMILE: (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Apple Merger Corp. ("Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of MedImmune, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Preliminary Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Aviron Shares set forth below, pursuant to the guaranteed delivery procedures set forth in "The Offer--Procedure for Tendering--Guaranteed Delivery" in the Preliminary Prospectus.
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
Signature(s): ----------------------------         Address(es): -------------------------------

                                                                -------------------------------
                                                                                     (Zip Code)

Name(s) of Record Holders: -----------------       Area Code and Tel. No.(s): ----------------

-------------------------------------------
(Please Type or Print)

Number of Aviron Shares: -------------------       Check box if Aviron Shares will be tendered
                                                   by book-entry transfer: -------------------

Certificate No(s). (if available) ---------        Account Number: ---------------------------

                                   ---------

Dated: ______, 200__

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Aviron Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Aviron Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either certificates representing the Aviron Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Aviron Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Preliminary Prospectus), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Aviron Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

                                                                      (Zip Code)

Area Code and Tel. No: _________________________________________________________

Authorized Signature: __________________________________________________________

________________________________________________________________________________
                                                                  (Please Print)

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Dated: _________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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